Filed pursuant to Rule 424(b)(5)
                                                             File No. 333-137215

Pricing Supplement No. 95 dated August 27, 2007.
(To Prospectus dated September 8, 2006)
This Pricing Supplement consists of 3 pages.

             Hartford Life Insurance Company IncomeNotes(sm)

The description in this pricing supplement of the particular terms of the following series of IncomeNotes(sm) offered hereby supplements the description of the general terms and provisions of the notes set forth in the prospectus dated September 8, 2006, to which reference is hereby made.

The Notes described in this pricing supplement all have:
   A Trade Date of:                  September 4, 2007
   An Issuance Date of:              September 7, 2007

ADDITIONAL TERMS ARE DEFINED BELOW.
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                       5.25% Notes due September 15, 2014

CUSIP Number:                     4165X0HN3
Series Number:                    407450
Stated Maturity Date:             September 15, 2014
Interest Rate:                    5.25%
Interest Payment Frequency:       Semi-Annually
Initial Interest Payment Date:    March 15, 2008
Price to Public:                  100%
Agent's Discount:                 1.25%
Day Count Convention:             30/360

Optional Redemption:              Yes [ ]   No [X]
   Optional Redemption Date(s):   N/A
   Initial Redemption Percentage: N/A
   Annual Percentage Reduction:   N/A
   Redemption may be:             [ ] In whole only.
                                  [ ] In whole or in part.

The Survivor's Option:            [X] is  [ ] is not available.
   Annual Put Limitation:         $1 million or 1%
   Individual Put Limitation:     $250,000
   Series Put Limitation:         N/A

Special Tax Considerations:       None.

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                      5.25% Callable Notes due September 15, 2012

CUSIP Number:                     4165X0HP8
Series Number:                    407451
Stated Maturity Date:             September 15, 2012
Interest Rate:                    5.25%
Interest Payment Frequency:       Semi-Annually
Initial Interest Payment Date:    March 15, 2008
Price to Public:                  100%
Agent's Discount:                 1.00%
Day Count Convention:             30/360

Optional Redemption:              Yes [X]   No [ ]
   Optional Redemption Date(s):   September 15, 2009 or any Interest
                                  Payment Date thereafter.
   Initial Redemption Percentage: 100%

   Annual Percentage Reduction:   N/A
   Redemption may be:             [X] In whole only.
                                  [ ] In whole or in part.

The Survivor's Option:            [X] is  [ ] is not available.
   Annual Put Limitation:         $1 million or 1%
   Individual Put Limitation:     $250,000
   Series Put Limitation:         N/A

Special Tax Considerations:       None.

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                      5.50% Callable Notes due September 15, 2014

CUSIP Number:                     4165X0HQ6
Series Number:                    407452
Stated Maturity Date:             September 15, 2014
Interest Rate:                    5.50%
Interest Payment Frequency:       Semi-Annually
Initial Interest Payment Date:    March 15, 2008
Price to Public:                  100%
Agent's Discount:                 1.25%
Day Count Convention:             30/360

Optional Redemption:              Yes [X]   No [ ]
   Optional Redemption Date(s):   September 15, 2009 or any Interest
                                  Payment Date thereafter.
   Initial Redemption Percentage: 100%
   Annual Percentage Reduction:   N/A
   Redemption may be:             [X] In whole only.
                                  [ ] In whole or in part.

The Survivor's Option:            [X] is  [ ] is not available.
   Annual Put Limitation:         $1 million or 1%
   Individual Put Limitation:     $250,000
   Series Put Limitation:         N/A

Special Tax Considerations:       None.

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                      5.75% Callable Notes due September 15, 2017

CUSIP Number:                     4165X0HR4
Series Number:                    407453
Stated Maturity Date:             September 15, 2017
Interest Rate:                    5.75%
Interest Payment Frequency:       Semi-Annually
Initial Interest Payment Date:    March 15, 2008
Price to Public:                  100%
Agent's Discount:                 1.50%
Day Count Convention:             30/360

Optional Redemption:              Yes [X]   No [ ]
   Optional Redemption Date(s):   September 15, 2009 or any Interest
                                  Payment Date thereafter.
   Initial Redemption Percentage: 100%
   Annual Percentage Reduction:   N/A
   Redemption may be:             [X] In whole only.
                                  [ ] In whole or in part.

The Survivor's Option:            [X] is  [ ] is not available.
   Annual Put Limitation:         $1 million or 1%
   Individual Put Limitation:     $250,000

   Series Put Limitation:         N/A

Special Tax Considerations:       None.

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       ADDITIONAL INFORMATION PERTAINING TO ALL NOTES DESCRIBED
                      IN THIS PRICING SUPPLEMENT:

Securities Exchange Listing:            None.
Specified Currency:                     U.S. Dollars
Authorized Denominations:               $1,000 integral amounts.
Indenture Trustee:                      The Bank of New York Trust Company, N.A
                                        is successor Indenture Trustee under
                                        Section 7.14 of the Indenture.
Other Provisions Relating to the Notes: None.

AGENTS: Bear, Stearns & Co. Inc.; A.G. Edwards & Sons, Inc.; Banc of America Securities LLC; Charles Schwab & Co., Inc.; Citigroup; Fidelity Capital Markets Services, a division of National Financial Services, LLC; Janney Montgomery Scott LLC; Merrill Lynch & Co.; Morgan Keegan & Company, Inc.; Morgan Stanley; NatCity Investments, Inc.; Raymond James; RBC Dain Rauscher, Inc.; Robert W. Baird & Co. Incorporated; Scott & Stringfellow, Inc.; UBS Investment Bank; Wachovia Securities

NOTE: The Opinion regarding the enforceability of the Notes and the related Consent of Counsel for Hartford Life Insurance Company is given by Jane Goundrey, Counsel.

RATINGS: It is anticipated that, as of September 7, 2007, the Notes will be rated by the indicated rating agencies as follows:

            Standard & Poor's:  AA-
            Moody's:            A1
            Fitch:              AA-
            A.M. Best:          a+